                                                                  Exhibit (e)(2)
                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                 EQUITABLE TRUST

                                       AND

                          EQUITABLE DISTRIBUTORS, INC.

              (Applicable to Class A, Class B1, Class B2, Class B3,
                          Class C and Class Z Shares)

         THIS AGREEMENT made this 15th day of May, 2001, by and between EQUITABLE TRUST, a Delaware business trust (the "Trust"), with respect to the series of beneficial interest set forth on Appendix A to this Agreement, and any applicable classes thereof, (a "Fund",), and AXA ADVISORS, LLC, a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
                              -------------------

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                                     FIRST:
                                     -----

         The Trust on behalf of the Fund hereby appoints the Distributor and such affiliates of the Distributor as enter into similar agreements as its exclusive agents for the sale of shares of the Fund to the public directly and/or through investment dealers and financial institutions in the United States and throughout the world.

                                     SECOND:
                                     ------

         The Trust shall not sell any shares of the Fund except through one of its agents and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however, this appointment does not preclude sales of shares of the Fund directly through the Funds' transfer agent(s) in the manner set forth in a Fund's Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933 (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                                     THIRD:
                                     -----

         The Distributor hereby accepts appointment as agent for the sale of the shares of the Fund and agrees that it will use its best efforts to sell such shares; provided, however, that:

o the Distributor may, and when requested by the Trust on behalf of the Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Trust, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

o the Trust may withdraw the offering of the shares of the Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of the Fund. The Trust shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares of the Fund.

                                     FOURTH:
                                     ------

         The public offering price of Class A, Class B1, Class B2, Class B3 (Class B1, Class B2 and Class B3 are together "Class B"), Class C and Class Z shares of the Fund (the "offering price") shall be the net asset value per share of the Fund plus a sales charge, if any. Net asset value per share shall be determined in accordance with the provisions of the Registration Statement of the Fund.

         As compensation for its service activities under this Agreement with respect to Class A, Class B and Class C shares, the Distributor shall receive from the Trust a service fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the distribution plan adopted by the Trust on behalf of the Fund pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"), as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

         As compensation for its activities under this Agreement with respect to the distribution of Class A and Class C shares, the Distributor shall retain the initial sales charges, if any, based on the amount of sales of such shares attributable to the Distributor, on purchases of Class A and Class C shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Class A and Class C shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the initial sales charge, if any.

         As compensation for its activities under this Agreement with respect to the distribution of the Class A, Class B and Class C shares, the Distributor shall receive all contingent deferred sales charges, based on the amount of sales of such shares attributable to the Distributor, imposed on redemptions of Class A, Class B and Class C shares of the Fund. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

         As compensation for its activities under this Agreement with respect to the distribution of the Class B and Class C shares, the Distributor shall receive from the Trust a distribution fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the 12b-1 Plan, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

         The Distributor may reallow any or all of the initial sales charges, contingent deferred sales charges, or service fees which it is paid under this Agreement with respect to Class A, Class B or Class C shares to such dealers as the Distributor may from time to time determine. The Trust shall have no obligation to compensate or reimburse the Distributor for any services performed by it hereunder with respect to Class Z shares.

                                     FIFTH:
                                     -----

         The Distributor shall act as agent of the Trust on behalf of the Fund in connection with the sale and repurchase of shares of the Fund. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of shares of the Fund and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor may enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell shares of the Fund to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Trust on behalf of the Fund.

                                     SIXTH:
                                     -----

     The Fund shall bear:

o the expenses of qualification of shares of the Fund for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and

o    all legal expenses in connection with the foregoing.

                                    SEVENTH:
                                    -------

         The Distributor shall bear the expenses of printing from the final proof and distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of the Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

         The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent those services are deemed to be appropriate subjects for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. and permitted by the 12b-1 Plan.

                                     EIGHTH:
                                     ------

         The Distributor will accept orders for the purchase of shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Trust may reject purchase orders where, in the judgment of the Trust, such rejection is in the best interest of the Trust.

                                     NINTH:
                                     -----

         The Trust, on behalf of the Fund, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act and all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Fund.

                                     TENTH:
                                     -----

         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Trust on behalf of the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or a Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Trust and the Fund against any and all claims, demands, liabilities and expenses which the Trust or a Fund may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Trust or a Fund in its prospectus or in this Agreement.

         The Distributor agrees to indemnify the Trust and the Fund against any and all claims, demands, liabilities and expenses which the Trust or the Fund may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or a Fund in connection therewith by or on behalf of the Distributor.

         Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Fund' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

                                    ELEVENTH:
                                    --------

         Nothing herein contained shall require the Trust to take any action contrary to any provision of its Agreement and Declaration of Trust, or to any applicable statute or regulation.

                                    TWELFTH:
                                    -------

         This Agreement shall become effective with respect to the Fund as of the date hereof, shall continue in force and effect until May 14, 2003, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to the Fund at least annually (a)(i) by the Board of Trustees of the Trust or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Trust's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

                                   THIRTEENTH:
                                   ----------

         This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

         This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

                                   FOURTEENTH:
                                   ----------

         Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Trust and the Distributor shall be as follows

                           1290 Avenue of the Americas
                            New York, New York 10104

                              Attn: Law Department.

                                   FIFTEENTH:
                                   ---------
         Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually, but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

                                   SIXTEENTH:
                                   ---------

         This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                        EQUITABLE TRUST

                                        By: /s/ Brian S. O'Neil
                                            ----------------------------------
                                            Name:  Brian S. O'Neil
                                            Title: President

Attest:

     /s/ Patricia Louie
------------------------------
Name: Patricia Louie

                                        EQUITABLE DISTRIBUTORS, INC.

                                        By: /s/ Jose S. Suquet
                                            ----------------------------------
                                            Name:  Jose S. Suquet
                                            Title: Chairmant

Attest:

     /s/ Patricia Louie
------------------------------
Name: Patricia Louie

                                   APPENDIX A

                                       TO

                             DISTRIBUTION AGREEMENT

                                       OF

                                 EQUITABLE TRUST

        CLASS A, CLASS B1, CLASS B2, CLASS B3, CLASS C AND CLASS Z SHARES

                           Equitable Money Market Fund